EXHIBIT 99.2

Global Net Lease, Inc.
Supplemental Information

Quarter ended June 30, 2025 (unaudited)

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Forward-looking Statements:
The statements in this supplemental package of Global Net Lease, Inc. (the “Company”) that are not historical facts may be forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements involve risks and uncertainties that could cause the outcome to be materially different. The words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “expects,” “estimates,” “projects,” “potential,” “predicts,” “plans,” “intends,” “would,” “could,” “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. These forward-looking statements are subject to a number of risks, uncertainties and other factors, many of which are outside of the Company's control, which could cause actual results to differ materially from the results contemplated by the forward-looking statements. These risks and uncertainties include the risks that any potential future acquisition or disposition by the Company is subject to market conditions, capital availability and timing considerations and may not be identified or completed on favorable terms, or at all. Some of the risks and uncertainties, although not all risks and uncertainties, that could cause the Company’s actual results to differ materially from those presented in the Company’s forward-looking statements are set forth in the “Risk Factors” and “Quantitative and Qualitative Disclosures about Market Risk” sections in the Company’s Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q, and all of its other filings with the U.S. Securities and Exchange Commission, as such risks, uncertainties and other important factors may be updated from time to time in the Company’s subsequent reports. Further, forward-looking statements speak only as of the date they are made, and the Company undertakes no obligation to update or revise any forward-looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)
Non-GAAP Financial Measures
This section discusses non-GAAP financial measures we use to evaluate our performance, including Funds from Operations (“FFO”), Core Funds from Operations (“Core FFO”), Adjusted Funds from Operations (“AFFO”), Adjusted Earnings before Interest, Taxes, Depreciation and Amortization (“Adjusted EBITDA”), Net Operating Income (“NOI”), Cash Net Operating Income (“Cash NOI”) and Cash Paid for Interest. While NOI is a property-level measure, AFFO is based on total Company performance and therefore reflects the impact of other items not specifically associated with NOI such as, interest expense, general and administrative expenses and operating fees to related parties. Additionally, NOI as defined herein, does not reflect an adjustment for straight-line rent but AFFO does include this adjustment. A description of these non-GAAP measures and reconciliations to the most directly comparable GAAP measure, which is net income, is provided below.
Caution on Use of Non-GAAP Measures
FFO, Core FFO, AFFO, Adjusted EBITDA, NOI, Cash NOI and Cash Paid For Interest should not be construed to be more relevant or accurate than the current GAAP methodology in calculating net income or in its applicability in evaluating our operating performance. The method utilized to evaluate the value and performance of real estate under GAAP should be construed as a more relevant measure of operational performance and considered more prominently than the non-GAAP measures.
Other REITs may not define FFO in accordance with the current National Association of Real Estate Investment Trusts (“NAREIT”) definition (as we do), or may interpret the current NAREIT definition differently than we do, or may calculate Core FFO or AFFO differently than we do. Consequently, our presentation of FFO, Core FFO and AFFO may not be comparable to other similarly-titled measures presented by other REITs.
We consider FFO, Core FFO and AFFO useful indicators of our performance. Because FFO, Core FFO and AFFO calculations exclude such factors as depreciation and amortization of real estate assets and gain or loss from sales of operating real estate assets (which can vary among owners of identical assets in similar conditions based on historical cost accounting and useful-life estimates), FFO, Core FFO and AFFO presentations facilitate comparisons of operating performance between periods and between other REITs in our peer group.
As a result, we believe that the use of FFO, Core FFO and AFFO, together with the required GAAP presentations, provide a more complete understanding of our operating performance including relative to our peers and a more informed and appropriate basis on which to make decisions involving operating, financing, and investing activities. However, FFO, Core FFO and AFFO are not indicative of cash available to fund ongoing cash needs, including the ability to make cash distributions. Investors are cautioned that FFO, Core FFO and AFFO should only be used to assess the sustainability of our operating performance excluding these activities, as they exclude certain costs that have a negative effect on our operating performance during the periods in which these costs are incurred.
Funds from Operations, Core Funds from Operations and Adjusted Funds from Operations
Funds From Operations
Due to certain unique operating characteristics of real estate companies, as discussed below, NAREIT, an industry trade group, has promulgated a measure known as FFO, which we believe to be an appropriate supplemental measure to reflect the operating performance of a REIT. FFO is not equivalent to net income or loss as determined under GAAP.
We calculate FFO, a non-GAAP measure, consistent with the standards established over time by the Board of Governors of NAREIT, as restated in a White Paper approved by the Board of Governors of NAREIT effective in December 2018 (the “White Paper”). The White Paper defines FFO as net income or loss computed in accordance with GAAP, excluding depreciation and amortization related to real estate, gain and loss from the sale of certain real estate assets, gain and loss from change in control and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity. Adjustments for unconsolidated partnerships and joint ventures are calculated to exclude the proportionate share of the non-controlling interest to arrive at FFO, Core FFO, AFFO and NOI attributable to stockholders, as applicable. Our FFO calculation complies with NAREIT’s definition.
FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and loss (gain) on dispositions of real estate investments.
The historical accounting convention used for real estate assets requires straight-line depreciation of buildings and improvements, and straight-line amortization of intangibles, which implies that the value of a real estate asset diminishes predictably over time. We believe that, because real estate values historically rise and fall with market conditions, including inflation, interest rates, unemployment and consumer spending, presentations of operating results for a REIT using historical accounting for depreciation and certain other items may be less informative. Historical accounting for real estate involves the use of GAAP. Any other method of accounting for real estate such as the fair value method cannot be construed to be any more accurate or relevant than the comparable methodologies of real estate valuation found in GAAP. Nevertheless, we believe that the use of FFO, which excludes the impact of real estate related depreciation and amortization, among other things, provides a

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)
more complete understanding of our performance to investors and to management, and, when compared year over year, reflects the impact on our operations from trends in occupancy rates, rental rates, operating costs, general and administrative expenses, and interest costs, which may not be immediately apparent from net income.
Core Funds From Operations
In calculating Core FFO, we start with FFO, then we exclude certain non-core items such as merger, transaction and other costs, as well as certain other costs that are considered to be non-core, such as debt extinguishment or modification costs. The purchase of properties, and the corresponding expenses associated with that process, is a key operational feature of our core business plan to generate operational income and cash flows in order to make dividend payments to stockholders. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the subsequent operations of the investment. We also add back non-cash write-offs of deferred financing costs, prepayment penalties and certain other costs incurred with the early extinguishment or modification of debt which are included in net income but are considered financing cash flows when paid in the statement of cash flows. We consider these write-offs and prepayment penalties to be capital transactions and not indicative of operations. By excluding expensed acquisition, transaction and other costs as well as non-core costs, we believe Core FFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management’s analysis of the investing and operating performance of our properties.
Core FFO includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for acquisition and transaction costs and loss on extinguishment of debt.
Adjusted Funds From Operations
In calculating AFFO, we start with Core FFO, then we exclude certain income or expense items from AFFO that we consider more reflective of investing activities, other non-cash income and expense items and the income and expense effects of other activities or items, including items that were paid in cash that are not a fundamental attribute of our business plan or were one time or non-recurring items. These items include, for example, early extinguishment or modification of debt and other items excluded in Core FFO as well as unrealized gain and loss, which may not ultimately be realized, such as gain or loss on derivative instruments, gain or loss on foreign currency transactions, and gain or loss on investments. In addition, by excluding non-cash income and expense items such as amortization of above-market and below-market leases intangibles, amortization of deferred financing costs, straight-line rent and equity-based compensation from AFFO, we believe we provide useful information regarding income and expense items which have a direct impact on our ongoing operating performance. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. We also include the realized gain or loss on foreign currency exchange contracts for AFFO as such items are part of our ongoing operations and affect our current operating performance.
In calculating AFFO, we also exclude certain expenses which under GAAP are treated as operating expenses in determining operating net income. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications and merger related expenses) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization, negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are excluded by us as we believe they are not reflective of our on-going performance. Further, under GAAP, certain contemplated non-cash fair value and other non-cash adjustments are considered operating non-cash adjustments to net income. In addition, as discussed above, we view gain and loss from fair value adjustments as items which are unrealized and may not ultimately be realized and not reflective of ongoing operations and are therefore typically adjusted for when assessing operating performance. Excluding income and expense items detailed above from our calculation of AFFO provides information consistent with management’s analysis of our operating performance. Additionally, fair value adjustments, which are based on the impact of current market fluctuations and underlying assessments of general market conditions, but can also result from operational factors such as rental and occupancy rates, may not be directly related or attributable to our current operating performance. By excluding such changes that may reflect anticipated and unrealized gain or loss, we believe AFFO provides useful supplemental information. By providing AFFO, we believe we are presenting useful information that can be used to, among other things, assess our performance without the impact of transactions or other items that are not related to our portfolio of properties. AFFO presented by us may not be comparable to AFFO reported by other REITs that define AFFO differently. Furthermore, we believe that in order to facilitate a clear understanding of our operating results, AFFO should be examined in conjunction with net income (loss) calculated in accordance with GAAP and presented in our consolidated financial statements. AFFO should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity or ability to make distributions.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)
Adjusted Earnings before Interest, Taxes, Depreciation and Amortization, Net Operating Income, Cash Net Operating Income and Cash Paid For Interest
We believe that Adjusted EBITDA, which is defined as earnings before interest, taxes, depreciation and amortization adjusted for acquisition, transaction and other costs, other non-cash items and including our pro-rata share from unconsolidated joint ventures, is an appropriate measure of our ability to incur and service debt. We also exclude revenue attributable to the reimbursement by third parties of financing costs that we originally incurred because these revenues are not, in our view, related to operating performance. All paid and accrued acquisition, transaction and other costs (including prepayment penalties for debt extinguishments or modifications) and certain other expenses, including expenses related to our European tax restructuring and transition costs related to the Merger and Internalization negatively impact our operating performance during the period in which expenses are incurred or properties are acquired and will also have negative effects on returns to investors, but are not reflective of on-going performance. Adjusted EBITDA should not be considered as an alternative to cash flows from operating activities, as a measure of our liquidity or as an alternative to net income (loss) as calculated in accordance with GAAP as an indicator of our operating activities. Other REITs may calculate Adjusted EBITDA differently and our calculation should not be compared to that of other REITs.
EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for depreciation and amortization and interest expense. Adjusted EBITDA includes adjustments related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, which includes adjustments for merger, transaction and other costs, (loss) gain on dispositions of real estate investments, loss (gain) on derivative instruments, loss on extinguishment of debt and other income (expense).
NOI is a non-GAAP financial measure equal to net income (loss), the most directly comparable GAAP financial measure, less discontinued operations, interest, other income and income from preferred equity investments and investment securities, plus corporate general and administrative expense, acquisition, transaction and other costs, depreciation and amortization, other non-cash expenses and interest expense. We use NOI internally as a performance measure and believe NOI provides useful information to investors regarding our financial condition and results of operations because it reflects only those income and expense items that are incurred at the property level. Therefore, we believe NOI is a useful measure for evaluating the operating performance of our real estate assets and to make decisions about resource allocations. Further, we believe NOI is useful to investors as a performance measure because, when compared across periods, NOI reflects the impact on operations from trends in occupancy rates, rental rates, operating costs and acquisition activity on an unlevered basis, providing perspective not immediately apparent from net income. NOI excludes certain components from net income in order to provide results that are more closely related to a property’s results of operations. For example, interest expense is not necessarily linked to the operating performance of a real estate asset and is often incurred at the corporate level as opposed to the property level. In addition, depreciation and amortization, because of historical cost accounting and useful life estimates, may distort operating performance at the property level. NOI presented by us may not be comparable to NOI reported by other REITs that define NOI differently. We believe that in order to facilitate a clear understanding of our operating results, NOI should be examined in conjunction with net income (loss) as presented in our consolidated financial statements. NOI should not be considered as an alternative to net income (loss) as an indication of our performance or to cash flows as a measure of our liquidity.
Cash NOI is a non-GAAP financial measure that is intended to reflect the performance of our properties. We define Cash NOI as net operating income (which is separately defined herein) excluding amortization of above/below market lease intangibles and straight-line rent adjustments that are included in GAAP lease revenues. We believe that Cash NOI is a helpful measure that both investors and management can use to evaluate the current financial performance of our properties and it allows for comparison of our operating performance between periods and to other REITs. Cash NOI should not be considered as an alternative to net income, as an indication of our financial performance, or to cash flows as a measure of liquidity or our ability to fund all needs. The method by which we calculate and present Cash NOI may not be directly comparable to the way other REITs calculate and present Cash NOI.
Cash NOI includes all of the adjustments described above for Adjusted EBITDA related to the treatment of the sale of the Multi-Tenant Retail Portfolio as a discontinued operation, as well as adjustments for general and administrative expenses.
Cash Paid for Interest is calculated based on the interest expense less non-cash portion of interest expense and amortization of mortgage (discount) premium, net. Management believes that Cash Paid for Interest provides useful information to investors to assess our overall solvency and financial flexibility. Cash Paid for Interest should not be considered as an alternative to interest expense as determined in accordance with GAAP or any other GAAP financial measures and should only be considered together with and as a supplement to our financial information prepared in accordance with GAAP.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)
Key Metrics
As of and for the three months ended June 30, 2025
Amounts in thousands, except per share data, ratios and percentages

Financial Results
Revenue from tenants	$124,905
Net loss attributable to common stockholders	$(35,079)
Basic and diluted net loss per share attributable to common stockholders [1]	$(0.16)
Cash NOI [2]	$124,366
Adjusted EBITDA [2]	$113,359
AFFO attributable to common stockholders [2]	$53,108
Dividends per share - second quarter [3]	$0.19
Dividend yield - annualized, based on quarter end share price	10.1%

Balance Sheet and Capitalization
Gross asset value [4]	$6,041,873
Net debt [5] [6]	$2,973,271
Total consolidated debt [6]	$3,118,080
Total assets	$4,984,916
Liquidity [7]	$790,013

Common shares outstanding as of June 30, 2025 (thousands)	221,224

Net debt to gross asset value	49.2%
Net debt to annualized adjusted EBITDA [8]	6.6	x

Weighted-average interest rate cost [9]	4.3%
Weighted-average debt maturity (years) [10]	2.9
Interest Coverage Ratio [11]	2.7	x

Real Estate Portfolio	Total
Number of properties	911
Square footage (millions)	44.0
Leased	98%
Weighted-average remaining lease term (years) [12]	6.2
Footnotes:
[1]Adjusted for net income attributable to common stockholders for common share equivalents.
[2]This Non-GAAP metric is reconciled below..
[3]Represents quarterly dividend per share rate based off the annualized dividend rate of $0.76.
[4]Defined as total assets plus accumulated depreciation and amortization as of June 30, 2025.
[5]Represents total debt outstanding of $3.1 billion, less cash and cash equivalents of $144.8 million.
[6]Excludes the effect of discounts and deferred financing costs, net.
[7]Liquidity includes $645.2 million of availability under the credit facility and $144.8 million of cash and cash equivalents as of June 30, 2025.
[8]Annualized adjusted EBITDA annualized based on Adjusted EBITDA for the quarter ended June 30, 2025 multiplied by four.
[9]The weighted average interest rate cost is based on the outstanding principal balance of the debt.
[10]The weighted average debt maturity is based on the outstanding principal balance of the debt.
[11]The interest coverage ratio is calculated by dividing adjusted EBITDA for the applicable quarter by cash paid for interest (calculated based on the interest expense less non-cash portion of interest expense). Adjusted EBITDA and cash paid for interest are Non-GAAP metrics and are reconciled below.
[12]The weighted-average remaining lease term (years) is based on square feet.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Consolidated Balance Sheets (Amounts in thousands)

	June 30, 2025	December 31, 2024
ASSETS
Real estate investments, at cost:
Land	$759,854	$802,317
Buildings, fixtures and improvements	4,028,243	4,120,664
Construction in progress	1,580	3,364
Acquired intangible lease assets	633,647	695,597
Total real estate investments, at cost	5,423,324	5,621,942
Less accumulated depreciation and amortization	(1,056,957)	(999,909)
Total real estate investments, net	4,366,367	4,622,033
Real estate assets held for sale	37,496	17,406
Assets related to discontinued operations	2,337	1,816,131
Cash and cash equivalents	144,809	159,698
Restricted cash	37,339	64,510
Derivative assets, at fair value	—	2,471
Unbilled straight-line rent	88,368	89,804
Operating lease right-of-use asset	70,761	66,163
Prepaid expenses and other assets	89,293	51,504
Multi-tenant disposition receivable, net	90,214	—
Deferred tax assets	4,906	4,866
Goodwill	46,009	51,370
Deferred financing costs, net	7,017	9,808
Total Assets	$4,984,916	$6,955,764

LIABILITIES AND EQUITY
Mortgage notes payable, net	$1,312,718	$1,768,608
Revolving credit facility	740,682	1,390,292
Senior notes, net	916,864	906,101
Acquired intangible lease liabilities, net	19,863	24,353
Derivative liabilities, at fair value	10,788	3,719
Accounts payable and accrued expenses	45,878	52,878
Operating lease liability	42,244	40,080
Prepaid rent	36,625	13,571
Deferred tax liability	7,083	5,477
Dividends payable	11,943	11,909
Real estate liabilities held for sale	379	—
Liabilities related to discontinued operations	7,470	551,818
Total Liabilities	3,152,537	4,768,806
Commitments and contingencies	—	—
Stockholders’ Equity:
7.25% Series A cumulative redeemable preferred stock	68	68
6.875% Series B cumulative redeemable perpetual preferred stock	47	47
7.50% Series D cumulative redeemable perpetual preferred stock	79	79
7.375% Series E cumulative redeemable perpetual preferred stock	46	46
Common stock	3,541	3,640
Additional paid-in capital	4,288,338	4,359,264
Accumulated other comprehensive income (loss)	33,452	(25,844)
Accumulated deficit	(2,493,192)	(2,150,342)
Total Equity	1,832,379	2,186,958
Total Liabilities and Equity	$4,984,916	$6,955,764

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Consolidated Statements of Operations
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Revenue from tenants	$124,905	$132,415	$137,783	$138,666

Expenses:
Property operating	12,018	13,953	15,430	15,164
Impairment charges	9,812	60,315	20,098	38,483
Merger, transaction and other costs	2,002	1,579	1,792	1,901
General and administrative	11,339	16,203	13,012	10,937
Equity-based compensation	3,338	3,093	2,309	2,309
Depreciation and amortization	45,636	56,334	50,248	52,746
Goodwill impairment	—	7,134	—	—
Total expenses	84,145	158,611	102,889	121,540
Operating income (loss) before gain (loss) on dispositions of real estate investments	40,760	(26,196)	34,894	17,126
Gain (loss) on dispositions of real estate investments	1,537	(1,678)	21,326	(4,280)
Operating income (loss)	42,297	(27,874)	56,220	12,846
Other income (expense):
Interest expense	(53,348)	(53,437)	(59,604)	(59,504)
Loss on extinguishment and modification of debt	(4,348)	(418)	(2,413)	(317)
(Loss) gain on derivative instruments	(8,823)	(3,856)	6,853	(4,747)
Unrealized (losses) gains on undesignated foreign currency advances and other hedge ineffectiveness	(6,324)	(6,351)	1,917	—
Other income	1,683	48	694	76
Total other expense, net	(71,160)	(64,014)	(52,553)	(64,492)
Net loss (income) before income tax	(28,863)	(91,888)	3,667	(51,646)
Income tax expense	(2,995)	(3,280)	(962)	(1,312)
(Loss) income from continuing operations	(31,858)	(95,168)	2,705	(52,958)
Income (loss) from discontinued operations	7,715	(94,211)	(9,227)	(12,677)
Net loss	(24,143)	(189,379)	(6,522)	(65,635)
Preferred stock dividends	(10,936)	(10,936)	(10,936)	(10,936)
Net loss attributable to common stockholders	$(35,079)	$(200,315)	$(17,458)	$(76,571)

Basic and Diluted Loss Per Share:
Net loss per share from continuing operations	$(0.19)	$(0.46)	$(0.04)	$(0.28)
Net income (loss) per share from discontinued operations	0.03	(0.41)	(0.04)	(0.06)
Net loss per share attributable to common stockholders — Basic and Diluted	$(0.16)	$(0.87)	$(0.08)	$(0.33)

Weighted average shares outstanding — Basic and Diluted	222,960	230,264	230,596	230,463

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
EBITDA:
Net loss	$(24,143)	$(189,379)	$(6,522)	$(65,635)
Depreciation and amortization	45,636	56,334	50,248	52,746
Interest expense	53,348	53,437	59,604	59,504
Income tax expense	2,995	3,280	962	1,312
Discontinued operations adjustments	6,375	47,219	50,402	50,343
EBITDA	84,211	(29,109)	154,694	98,270
Impairment charges	9,812	60,315	20,098	38,583
Equity-based compensation	3,338	3,093	2,309	2,309
Merger, transaction and other costs	2,002	1,579	1,792	1,901
(Gain) loss on dispositions of real estate investments	(1,537)	1,678	(21,326)	4,280
Loss (gain ) on derivative instruments	8,823	3,856	(6,853)	4,742
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	6,324	6,351	(1,917)	—
Loss on extinguishment and modification of debt	4,348	418	2,412	317
Other income	(1,683)	(48)	(1,414)	(76)
Transition costs related to the REIT Merger and Internalization [1]	—	—	527	138
Goodwill impairment [2]	—	7,134	—	—
Discontinued operations adjustments	(2,279)	83,149	(62)	125
Adjusted EBITDA	113,359	138,416	150,260	150,589
General and administrative	11,339	16,203	13,012	10,937
Transition costs related to the Merger and Internalization [1]	—	—	(527)	(138)
Discontinued operations adjustments	1,395	1,255	751	1,661
NOI	126,093	155,874	163,496	163,049
Amortization related to above- and below-market lease intangibles and right-of-use assets, net	1,232	160	1,572	1,805
Straight-line rent	(2,959)	(5,235)	(3,896)	(5,343)
Cash NOI	$124,366	$150,799	$161,172	$159,511

Cash Paid for Interest:
Interest Expense - continuing operations	$53,348	$53,437	$59,604	$59,504
Interest Expense - discontinued operations	6,374	17,457	17,630	17,626
Non-cash portion of interest expense	(2,499)	(2,486)	(2,510)	(2,496)
Amortization of discounts on mortgages and senior notes	(14,609)	(13,960)	(15,017)	(14,156)
Total cash paid for interest	$42,614	$54,448	$59,707	$60,478
________
[1]Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with our former advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased Adjusted EBITDA for these amounts.
[2] This is a non-cash item and is added back as it is not considered indicative of operating performance.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Non-GAAP Measures
Amounts in thousands, except per share data

	Three Months Ended
	June 30, 2025	March 31, 2025	December 31, 2024	September 30, 2024
Funds from operations (FFO):
Net loss attributable to common stockholders (in accordance with GAAP)	$(35,079)	$(200,315)	$(17,458)	$(76,571)
Impairment charges	9,812	60,315	20,098	38,483
Depreciation and amortization	45,636	56,334	50,248	52,746
(Gain) loss on dispositions of real estate investments	(1,537)	1,678	(21,326)	4,280
Discontinued operations FFO adjustments	(33,232)	114,949	32,772	32,784
FFO (as defined by NAREIT) attributable to common stockholders	(14,400)	32,961	64,334	51,722
Merger, transaction and other costs	2,002	1,579	1,792	1,901
Loss on extinguishment and modification of debt	4,348	418	2,412	317
Discontinued operations Core FFO adjustments	15,172	9	—	—
Core FFO attributable to common stockholders	7,122	34,967	68,538	53,940
Non-cash equity-based compensation	3,338	3,093	2,309	2,309
Non-cash portion of interest expense	2,499	2,486	2,510	2,496
Amortization related to above and below-market lease intangibles and right-of-use assets, net	1,232	160	1,572	1,805
Straight-line rent	(2,959)	(5,235)	(3,896)	(5,343)
Unrealized losses (gains) on undesignated foreign currency advances and other hedge ineffectiveness	6,324	6,351	(1,917)	—
Eliminate unrealized losses (gains) on foreign currency transactions [1]	7,177	3,304	(6,289)	4,360
Amortization of discounts on mortgages and senior notes	14,609	13,960	15,017	14,156
Transition costs related to the REIT Merger and Internalization [2]	—	—	527	138
Forfeited disposition deposit [3]	—	—	(74)	(5)
Goodwill impairment [4]	—	7,134	—	—
Eliminate losses related to multi-tenant disposition receivable [5]	13,766	—	—	—
Adjusted funds from operations (AFFO) attributable to common stockholders	$53,108	$66,220	$78,297	$73,856

Weighted average common shares outstanding — Basic and Diluted	222,960	230,264	230,596	230,463
Net loss per share attributable to common shareholders	$(0.16)	$(0.87)	$(0.08)	$(0.33)
FFO per diluted common share	$(0.06)	$0.14	$0.28	$0.22
Core FFO per diluted common share	$0.03	$0.15	$0.30	$0.23
AFFO per diluted common share	$0.24	$0.29	$0.34	$0.32
Dividends declared to common stockholders	$43,429	$64,027	$63,484	$63,722
________
[1]For AFFO purposes, we add back unrealized (gain) loss. For the three months ended June 30, 2025, the loss on derivative instruments was $8.8 million which consisted of unrealized losses of $7.2 million and realized losses of $1.6 million. For the three months ended March 31, 2025, the loss on derivative instruments was $3.9 million which consisted of unrealized losses of $3.3 million and realized losses of $0.6 million. For the three months ended December 31, 2024, the gain on derivative instruments was $6.9 million, which consisted of unrealized gains of $6.3 million and realized gains of $0.6 million. For the three months ended September 30, 2024, the loss on derivative instruments was $4.7 million which consisted of unrealized losses of $4.4 million and realized losses of $0.3 million.
[2]Amounts include costs related to (i) compensation incurred for our former Co-Chief Executive Officer who retired effective March 31, 2024; (ii) a transition service agreement with our former advisor; and (iii) insurance premiums related to expiring directors and officers insurance of former RTL directors. We do not consider these expenses to be part of our normal operating performance and have, accordingly, increased AFFO for these amounts.
[3] Represents a forfeited deposit from a potential buyer of one of our properties, which is recorded in other income in our consolidated statement of operations. We do not consider this income to be part of our normal operating performance and have, accordingly, decreased AFFO for this amount.
[4] This is a non-cash item and is added back as it is not considered indicative of operating performance.
[5] Represents adjustments to the fair value of the embedded derivative feature of the multi-tenant disposition receivable. We do not consider these adjustments to be indicative of our normal operating performance and have, accordingly, increased AFFO for this amount.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)
Debt Overview [1]
As of June 30, 2025

Year of Maturity	Number of Encumbered Properties [2]	Weighted-Average Debt Maturity (Years) [2]	Weighted-Average Interest Rate [3]	Total Outstanding Balance [4] (In thousands)	Percent
Non-Recourse Debt
2025 (remainder)	—	—	—%	$549
2026	68	0.9	3.8%	94,814
2027	10	2.4	4.4%	163,191
2028	117	3.1	4.1%	315,525
2029	122	3.9	4.8%	670,135
Thereafter	78	5.9	3.2%	133,184
Total Non-Recourse Debt	395	3.5	4.4%	1,377,398	44%

Recourse Debt
2026 - Revolving Credit Facility		1.8	4.5%	740,682
2027 - 3.75% Senior Notes		2.5	3.8%	500,000
2028 - 4.50% Senior Notes		3.3	4.5%	500,000
Total Recourse Debt		2.4	4.3%	1,740,682	56%

Total Debt		2.9	4.3%	$3,118,080	100%

Total Debt by Currency				Percent
USD				80%
EUR				19%
GBP				—%
CAD				1%
Total				100%

Footnotes:
[1]Excludes two mortgages that are classified within discontinued operations on the Company’s consolidated balance sheet as of March 31, 2025.
[2]For non-recourse debt, amounts are shown within the year that the loan fully matures.
[3]As of June 30, 2025, the Company’s total combined debt was 85% fixed rate or swapped to a fixed rate and 15% floating rate.
[4]Excludes the effect of mortgage discounts and deferred financing costs, net. Current balances as of June 30, 2025 are shown in the year the debt matures.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Future Minimum Lease Rents
As of June 30, 2025
Amounts in thousands

Future Minimum Base Rent Payments [1]
2025 (remainder)	$226,558
2026	437,622
2027	391,235
2028	356,338
2029	302,000
2030	238,261
Thereafter	1,175,083
Total	$3,127,097
Footnotes:
[1]Base rent assumes exchange rates of £1.00 to $1.37 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 as of June 30, 2025 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Diversification by Property Type/Segment

As of June 30, 2025
Amounts in thousands, except percentages

Based on Annualized Straight-Line Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$216,472	47%	30,490	69%	$129,474	45%	18,352	67%
Retail	117,586	26%	6,894	16%	69,180	24%	4,389	16%
Office	121,916	27%	6,637	15%	90,317	31%	4,567	17%
Total	$455,974	100%	44,021	100%	$288,971	100%	27,308	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.37 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 as of June 30, 2025 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Based on Annualized Base Rent:

	Total Portfolio				Unencumbered Portfolio [2]
Property Type/Segment	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent	Annualized Base Rent [1]	Base Rent Percent	Square Feet	Sq. ft. Percent
Industrial & Distribution	$211,895	47%	30,490	69%	$125,234	45%	18,352	67%
Retail	114,547	26%	6,894	16%	68,471	24%	4,389	16%
Office	122,043	27%	6,637	15%	88,973	31%	4,567	17%
Total	$448,485	100%	44,021	100%	$282,678	100%	27,308	100%

[1]Annualized Base Rent is on an annualized basis and assumes exchange rates of £1.00 to $1.37 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 as of June 30, 2025 for illustrative purposes, as applicable.
[2] Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Diversification by Tenant Industry
As of June 30, 2025
Amounts in thousands, except percentages

	Total Portfolio				Unencumbered Portfolio [3]
Industry Type	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Leased Square Feet	Sq. ft. Percent
Auto Manufacturing	$44,102	10%	4,237	10%	$26,695	9%	1,736	7%
Financial Services	43,542	10%	2,444	6%	42,256	15%	2,234	8%
Freight	25,933	6%	2,766	6%	15,417	5%	1,683	6%
Healthcare	25,470	6%	1,133	3%	16,359	6%	753	3%
Consumer Goods	22,255	5%	4,705	11%	20,670	7%	4,036	15%
Discount Retail	16,227	4%	1,880	4%	4,794	2%	506	2%
Aerospace	15,321	3%	1,405	3%	2,575	1%	151	1%
Technology	14,603	3%	733	2%	10,634	4%	588	2%
Logistics	14,590	3%	2,269	5%	4,760	2%	1,443	5%
Government	13,464	3%	488	1%	12,140	4%	455	2%
Retail Banking	13,025	3%	438	1%	7,176	2%	238	1%
Gas/Convenience	11,527	3%	385	1%	5,830	2%	197	1%
Energy	11,447	3%	904	2%	10,180	4%	757	3%
Other [2]	184,468	38%	19,242	45%	109,485	37%	11,714	44%
Total	$455,974	100%	43,029	100%	$288,971	100%	26,491	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.37 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 as of June 30, 2025 for illustrative purposes, as applicable.
[2]Other includes 62 industry types as of June 30, 2025.
[3]Includes properties on the credit facility borrowing base.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Top Twenty Tenants
As of June 30, 2025
Amounts in thousands, except percentages

Tenant / Lease Guarantor	Property Type/Segment	Tenant Industry	Annualized SL Rent [1]	SL Rent Percent
FedEx	Industrial & Distribution	Freight	$22,889	5.0%
McLaren	Industrial & Distribution	Auto Manufacturing	21,074	4.6%
Whirlpool	Industrial & Distribution	Consumer Goods	14,688	3.2%
Government Services Administration (GSA)	Office	Government	11,595	2.5%
ING Bank	Office	Financial Services	11,366	2.5%
FCA USA	Industrial & Distribution	Auto Manufacturing	10,147	2.2%
Dollar General	Retail	Discount Retail	9,764	2.1%
Broadridge Financial Solutions	Industrial & Distribution	Financial Services	9,332	2.0%
Truist Bank	Retail	Retail Banking	9,164	2.0%
The Kroger Co. of Michigan	Industrial & Distribution	Logistics	8,500	1.9%
Finnair	Industrial & Distribution	Aerospace	8,449	1.9%
Fresenius	Retail	Healthcare	7,950	1.7%
Home Depot	Industrial & Distribution	Home Improvement	6,589	1.4%
Boots UK Limited	Retail	Pharmacy	6,446	1.4%
Deutsche Bank	Office	Financial Services	6,267	1.4%
Tokmanni	Industrial & Distribution	Discount Retail	6,048	1.3%
Crown Crest	Industrial & Distribution	Retail Food Distribution	5,978	1.3%
Tidal Wave Auto Spa	Retail	Auto Services	5,548	1.2%
Walgreens	Industrial & Distribution	Pharmaceuticals	5,299	1.2%
Encompass Health	Office	Healthcare	5,286	1.2%
Subtotal			192,379	42.0%

Remaining portfolio			263,595	58.0%

Total Portfolio			$455,974	100%

Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.37 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 as of June 30, 2025 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)
Diversification by Geography — As of June 30, 2025 (Amounts in thousands, except percentages)

	Total Portfolio				Unencumbered Portfolio [2]
Region	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent	Annualized SL Rent [1]	SL Rent Percent	Square Feet	Sq. ft. Percent
United States	$316,049	69.5%	32,928	74.6%	$163,543	56.4%	17,672	64.4%
Michigan	52,123	11.4%	5,347	12.1%	15,103	5.2%	1,445	5.3%
Texas	27,283	6.0%	2,072	4.7%	15,141	5.2%	1,214	4.4%
Ohio	24,271	5.3%	4,436	10.1%	17,773	6.2%	3,178	11.6%
Georgia	17,859	3.9%	1,726	3.9%	7,084	2.5%	910	3.3%
Illinois	16,419	3.6%	1,594	3.6%	11,358	3.9%	933	3.4%
South Carolina	12,568	2.8%	1,562	3.5%	6,995	2.4%	877	3.2%
Alabama	11,978	2.6%	1,053	2.4%	4,374	1.5%	758	2.8%
Tennessee	10,619	2.3%	1,254	2.8%	7,525	2.6%	718	2.6%
Florida	9,561	2.1%	444	1.0%	4,236	1.5%	179	0.7%
New Jersey	9,396	2.1%	417	0.9%	1,070	0.4%	68	0.3%
Missouri	9,248	2.0%	876	2.0%	3,887	1.3%	408	1.5%
North Carolina	9,113	2.0%	1,940	4.4%	5,277	1.8%	1,615	5.9%
New York	8,331	1.8%	1,049	2.4%	3,227	1.1%	294	1.1%
California	7,699	1.7%	1,002	2.3%	6,410	2.2%	731	2.7%
Indiana	7,014	1.5%	1,308	3.0%	3,453	1.2%	451	1.7%
Pennsylvania	6,826	1.5%	530	1.2%	3,346	1.2%	98	0.4%
Kentucky	6,689	1.5%	647	1.5%	3,836	1.3%	400	1.5%
Massachusetts	6,656	1.5%	673	1.5%	6,656	2.3%	673	2.5%
Mississippi	4,835	1.1%	479	1.1%	1,615	0.6%	142	0.5%
Connecticut	4,598	1.0%	402	0.9%	3,236	1.1%	337	1.2%
Iowa	3,867	0.8%	402	0.9%	3,653	1.3%	390	1.4%
Kansas	3,827	0.8%	319	0.7%	73	—%	3	—%
Arkansas	3,571	0.8%	137	0.3%	3,329	1.2%	126	0.5%
Louisiana	3,507	0.8%	257	0.6%	2,143	0.7%	142	0.5%
Minnesota	3,189	0.7%	333	0.8%	1,339	0.5%	220	0.8%
Colorado	3,007	0.7%	115	0.3%	3,007	1.0%	115	0.4%
West Virginia	3,005	0.7%	334	0.8%	973	0.3%	97	0.4%
New Hampshire	2,779	0.6%	339	0.8%	2,380	0.8%	256	0.9%
Oklahoma	2,699	0.6%	158	0.4%	722	0.2%	36	0.1%
Virginia	2,662	0.6%	173	0.4%	2,037	0.7%	142	0.5%
Wisconsin	2,602	0.6%	227	0.5%	1,932	0.7%	166	0.6%
Maine	2,021	0.4%	64	0.1%	2,021	0.7%	64	0.2%
North Dakota	1,906	0.4%	193	0.4%	1,745	0.6%	168	0.6%
Nebraska	1,758	0.4%	113	0.3%	512	0.2%	12	—%
South Dakota	1,489	0.3%	101	0.2%	1,368	0.5%	76	0.3%
Rhode Island	1,436	0.3%	86	0.2%	1,436	0.5%	86	0.3%
Utah	1,357	0.3%	50	0.1%	329	0.1%	12	—%
Vermont	1,319	0.3%	235	0.5%	84	—%	22	0.1%
Maryland	1,288	0.3%	135	0.3%	153	0.1%	8	—%
New Mexico	1,178	0.3%	93	0.2%	580	0.2%	35	0.1%
Wyoming	1,157	0.3%	84	0.2%	291	0.1%	15	0.1%
Idaho	731	0.2%	35	0.1%	291	0.1%	13	—%
Montana	633	0.1%	65	0.1%	113	—%	4	—%
Nevada	596	0.1%	24	0.1%	417	0.1%	12	—%
Alaska	424	0.1%	9	—%	424	0.1%	9	—%
Arizona	366	0.1%	22	—%	—	—%	—	—%
Delaware	340	0.1%	10	—%	340	0.1%	10	—%
Washington, DC	249	0.1%	4	—%	249	0.1%	4	—%
United Kingdom	70,571	15.5%	4,791	10.9%	70,573	24.4%	4,787	17.5%
Netherlands	18,369	4.0%	1,007	2.3%	18,369	6.4%	1,007	3.7%
Finland	14,500	3.2%	1,457	3.3%	—	—%	—	—%
Germany	11,422	2.5%	1,584	3.6%	11,422	4.0%	1,584	5.8%
France	7,325	1.6%	1,416	3.2%	7,325	2.5%	1,416	5.2%
Luxembourg	6,267	1.4%	156	0.4%	6,267	2.2%	156	0.6%
Channel Islands	6,193	1.4%	114	0.3%	6,193	2.1%	114	0.4%
Canada	3,040	0.7%	372	0.8%	3,040	1.1%	372	1.4%
Italy	2,238	0.2%	196	0.6%	2,239	0.9%	200	1%
Total	$455,974	100%	44,021	100%	$288,971	100%	27,308	100%
Footnotes:
[1]SL Rent (Straight-line rent) is on an annualized basis and assumes exchange rates of £1.00 to $1.37 for GBP, €1.00 to $1.17 for EUR and C$1.00 to $0.73 as of June 30, 2025 for illustrative purposes, as applicable.

Global Net Lease, Inc.
Supplemental Information
Quarter ended June 30, 2025 (Unaudited)

Lease Expirations
As of June 30, 2025

Year of Expiration	Number of Leases Expiring	Annualized SL Rent [1]	Annualized SL Rent Percent	Leased Square Feet	Percent of Rentable Square Feet Expiring
		(In thousands)		(In thousands)
2025 (Remainder)	49	$22,964	5.0%	2,300	5.3%
2026	43	36,869	8.1%	2,461	5.7%
2027	100	38,171	8.4%	3,953	9.2%
2028	137	49,567	10.9%	5,021	11.7%
2029	135	60,978	13.4%	6,468	15.0%
2030	94	48,145	10.6%	3,829	8.9%
2031	48	24,823	5.4%	4,680	10.9%
2032	53	28,439	6.2%	2,493	5.8%
2033	31	29,119	6.4%	2,432	5.7%
2034	28	15,878	3.5%	1,220	2.8%
2025	10	10,366	2.3%	964	2.2%
2036	41	9,144	2.0%	869	2.0%
2037	24	3,870	0.8%	125	0.3%
2038	64	14,499	3.2%	1,458	3.4%
2039	26	13,417	2.9%	1,650	3.8%
2040	42	6,698	1.5%	213	0.5%
Thereafter (>2040)	52	43,027	9.4%	2,893	6.8%
Total	977	$455,974	100%	43,029	100%
Footnotes:
[1]Annualized rental income converted from local currency into USD as of June 30, 2025 for the in-place lease in the property on a straight-line basis, which includes tenant concessions such as free rent, as applicable.